EXHIBIT 32

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER

Pursuant to
18 U.S.C. Section 1350,as
Adopted Pursuant to
906 of the Sarbanes-Oxley Act of 2002

Solely for the purposes of complying with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, we the undersigned Chief Executive Officer and Chief Financial Officer of Maxwell Technologies, Inc. certify that, to the best of our knowledge, the Annual Report of Maxwell Technologies, Inc. on Form 10-K for the fiscal year ended December 31, 2003 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-K fairly presents in all material respects, the financial condition and results of operations of Maxwell Technologies, Inc.

Date: March 30, 2004	/s/ Richard D. Balanson Richard D. Balanson President and Chief Executive Officer

/s/ Tesfaye Hailemichael Tesfaye Hailemichael Chief Financial Officer